EXHIBIT 10.1

INTEGER HOLDINGS CORPORATION
2021 OMNIBUS INCENTIVE PLAN
SPECIAL PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

The Participant has been granted an Award (the “Award”) of Restricted Stock Units (“RSUs”) pursuant to the Integer Holdings Corporation 2021 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”), and this Special Performance-Based Restricted Stock Unit Award Agreement (this “Agreement”), dated as indicated in Appendix A (the “Grant Date”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning set forth in the Plan.
1.Issuance of Shares. Each RSU shall represent the right to receive one Share upon the vesting of such RSU, as determined in accordance with and subject to the terms of this Agreement and the Plan. The number of RSUs subject to this Award is set forth in Appendix A.
2.Vesting Dates; Vesting Conditions. Subject to Section 3, the RSUs shall vest in the manner set forth in Appendix A. For purposes of this Agreement, the date as of which any RSUs become vested will be referred to as the “Vesting Date.”
3.Termination of Employment. Solely with respect to this Award, the provisions of this Section 3 will supersede any contrary provisions in the Employment Agreement by and between the Company and the Participant, dated July 16, 2017 (the “Employment Agreement”).
(a)Termination of Employment before Expiration of Performance Period. The provisions of this Section 3(a) will apply in the circumstance where the Participant incurs a termination of employment before the expiration of the Performance Period.
(i)Voluntary Termination without Good Reason. In the event of the Participant’s voluntary termination of employment without “Good Reason” (as defined in the Employment Agreement), any unvested RSUs and any corresponding Dividend Equivalents will be forfeited as of the date the Participant incurs a termination of employment.
(ii)Involuntary Termination without Cause; Voluntary Termination for Good Reason. In the event of the Participant’s involuntary termination of employment by the Company without “Cause” (as defined in the Employment Agreement), or the Participant’s voluntary termination of employment for Good Reason, (a) any unearned RSUs and any corresponding Dividend Equivalents will remain outstanding and be eligible for vesting based upon achievement of the Performance Metrics set forth in Appendix A during the twelve-month period following the date of the Participant’s termination of employment or, if shorter, during the remainder of the Performance Period, and (b) any earned RSUs and any corresponding Dividend Equivalents will become vested as of the date the Participant incurs a termination of employment.

(iii)Termination Due to Death or Disability. In the event of the Participant’s termination of employment due to death or “Disability” (as defined in the Employment Agreement), (a) any unearned RSUs and any corresponding Dividend Equivalents will remain outstanding and be eligible for vesting based upon achievement of the Performance Metrics set forth in Appendix A during the Performance Period, and (b) any earned RSUs and any corresponding Dividend Equivalents will become vested as of the date the Participant incurs a termination of employment.
(iv)Termination for Cause. In the event of the Participant’s termination of employment by the Company for Cause, any unvested RSUs and any corresponding Dividend Equivalents will be forfeited as of the date the Participant incurs a termination of employment.
(b)Termination of Employment on or after Expiration of Performance Period. The provisions of this Section 3(b) will apply in the circumstance where the Participant incurs a termination of employment on or after the expiration of the Performance Period, but before any RSUs, to the extent earned in accordance with Appendix A, have become vested.
(i)Voluntary Termination without Good Reason. In the event of the Participant’s voluntary termination of employment without Good Reason, any unvested RSUs and any corresponding Dividend Equivalents will be forfeited.
(ii)Involuntary Termination without Cause; Voluntary Termination for Good Reason. In the event of the Participant’s involuntary termination of employment by the Company without Cause, or the Participant’s voluntary termination of employment for Good Reason, any unvested RSUs, to the extent earned in accordance with Appendix A, and any corresponding Dividend Equivalents will become vested as of the date the Participant incurs a termination of employment.
(iii)Termination Due to Death or Disability. In the event of the Participant’s termination of employment due to death or Disability, any unvested RSUs, to the extent earned in accordance with Appendix A, and any corresponding Dividend Equivalents will become vested as of the date the Participant incurs a termination of employment.
(iv)Termination for Cause. In the event of the Participant’s termination of employment by the Company for Cause, any unvested RSUs and any corresponding Dividend Equivalents will be forfeited as of the date the Participant incurs a termination of employment.
4.Voting Rights. The Participant shall have no voting rights or any other rights as a stockholder of the Company with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs.

5.Dividend Equivalents. If a dividend, other than a dividend resulting in an adjustment to this Award in accordance with Section 5(c) of the Plan, is declared on Shares during the period commencing on the Grant Date and ending on the date on which the Shares underlying the RSUs are distributed to the Participant pursuant to this Agreement, the Participant shall be eligible to receive an amount equal to the dividend that the Participant would have received had the Shares underlying the RSUs been held by the Participant as of the record date for such dividend (a “Dividend Equivalent”). Such Dividend Equivalent will be subject to the same vesting conditions as the original RSU granted under this Agreement. Each Dividend Equivalent will be settled in cash at the same time the corresponding RSUs are distributed under Section 6. For clarity, no Dividend Equivalent will be paid with respect to any RSUs that are forfeited.
6.Distribution of Shares. Subject to the provisions of this Agreement, upon the vesting of any of the RSUs, the Company shall deliver to the Participant one Share for each such RSU upon the earliest of the following dates or events that occurs coincident with or after the Vesting Date for the relevant RSUs:
(a)The date that is 12 months after the Vesting Date;
(b)The Participant’s death, in which case any Shares will be delivered to the Participant’s estate as soon as reasonably practicable, but in no event later than 90 days, following the date of the Participant’s death; or
(c)Upon the consummation of a Change in Control (as defined in Appendix A), in which case any Shares will be delivered to the Participant as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control. For this purpose, any Change in Control must represent a change in control event under Section 409A of the Code.
Upon the delivery of Shares, such Shares shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy.
7.Responsibility for Taxes.
(a)The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired upon settlement of the Award and the receipt of any dividends and/or Dividend Equivalents; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company, or its respective agents, at its discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items in the manner determined by the Company from time to time, which may include: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company; (ii) requiring the Participant to remit the aggregate amount of such Tax-Related Items to the Company in full, in cash or by check, bank draft or money order payable to the order of the Company; (iii) through a procedure whereby the Participant delivers irrevocable instructions to a broker designated by the Committee to sell Shares obtained upon settlement of the Award and to deliver promptly to the Company an amount of the proceeds of such sale equal to the amount of the Tax-Related Items; (iv) by a “net settlement” under which the Company reduces the number of Shares issued on settlement of the Award by the number of Shares with an aggregate fair market value that equals the amount of the Tax-Related Items associated with such settlement; or (v) any other method of withholding determined by the Company and permitted by applicable law.
(c)Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent number of Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the settled Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
(d)Finally, the Participant agrees to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
8.Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Affiliate or (c) any calculation of base pay or regular pay for any purpose.
9.Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the Award are subject to the terms and conditions of Section 18 (Cancellation or “Clawback” of Awards) of the Plan.
10.Restrictive Covenant Agreement. As a condition to the Participant’s receipt of this grant of RSUs, the Participant acknowledges and agrees to and reaffirms all continuing obligations and duties the Participant has under any invention assignment, non-disclosure, non-competition, and/or non-solicitation agreement between the Participant and the Company, and any other obligations and duties which the Participant may have to: (a) safeguard the Company’s confidential information; (b) assign inventions to the Company; (c) avoid competing with the Company; or (d) avoid soliciting of the Company’s customers, suppliers, or employees. The RSUs granted to the Participant under this Agreement would not be granted to the Participant but for the Participant’s express agreement to and reaffirmation of such continuing obligations and duties, and this grant of RSUs shall constitute additional consideration for all such obligations and duties.
11.Provisions of Agreement Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, this Agreement shall control.
12.Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:
Integer Holdings Corporation
Corporate Secretary, Integer Holdings Corporation
5830 Granite Parkway, Suite 1150, Plano, Texas 75024
Attention: General Counsel

If to the Participant, to the address of the Participant on file with the Company.
13.No Right to Continued Service. The grant of the Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate.

14.No Right to Future Awards. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
15.Transfer of RSUs. Except as may be permitted by the Committee, neither the Award nor any right under the Award shall be assignable, alienable, saleable or transferable by the Participant other than (a) by will or pursuant to the laws of descent and distribution or (b) by order of any court of competent jurisdiction, including with respect to any domestic relations order or divorce decree. This provision shall not apply to any portion of the Award that has been fully settled and shall not preclude forfeiture of any portion of the Award in accordance with the terms herein.
16.Entire Agreement. This Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
17.Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
18.Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement, including as a result of the Committee’s adjustment of the number of Shares subject to this Award or the Performance Metrics in the manner set forth in Section 5(c) of the Plan. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.
19.Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
20.Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the

Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
21.Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s employment with the Company.
22.Governing Law; Venue. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive venue of the courts of Collin County, Texas, or the federal courts for the United States for the Eastern District of Texas, and no other courts.
23.Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the RSU pursuant to this Agreement.
24.References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

Acceptance, Acknowledgment and Receipt

By accepting the Agreement, I, the Participant, hereby:

•acknowledge and confirm my consent to receive electronically the Agreement, the Plan and any other Plan documents or other related communications that the Company wishes or is required to deliver;

•acknowledge that a copy of the Plan and the related Plan documents were made available to me;

•agree that the electronic acceptance of the Agreement constitutes a legally binding acceptance of the Agreement, and that the electronic acceptance of the Agreement shall have the same force and effect as if the Agreement was physically signed; and

•agree to be bound by the terms of the Agreement, including any Appendices attached hereto, and the Plan.

I acknowledge and agree that, if I have not accepted this Agreement within 90 days following the Grant Date, this Award will be forfeited in its entirety and I will not receive any compensation with respect to this Award.

Appendix A
Participant:                Joseph W. Dziedzic
Grant Date:                 March 11, 2022
Grant Number:             [XXXXXX]
Target Number of RSUs:         36,202
Maximum Number of RSUs:    72,404
Vesting Schedule:         Subject to Section 3 of this Agreement, the RSUs, to the extent earned, will vest on the later of (i) the second anniversary of the Grant Date, subject to the Participant’s continuous employment with the Company from the Grant Date through such date, or (ii) the date the RSUs become earned in accordance with this Appendix A. The RSUs will become earned if and to the extent the Performance Metrics are achieved during the Performance Period. Any RSUs that have not been earned by the end of the Performance Period will be forfeited.
Performance Period:     The Performance Period will commence on the Grant Date and end on the earlier of (i) March 11, 2027, or (ii) the consummation of a Change in Control other than a Change in Control described in subsection (ii) of the definition of Change in Control set forth in the Plan.
Solely for purposes of this Agreement, the term “Change in Control” will have the meaning set forth in the Plan without regard to any alternative definition of Change in Control (or words of like import) in the Employment Agreement or any other Service Agreement between the Company and the Participant.
Performance Metrics:     Except as otherwise set forth below, the RSUs will be earned based upon the average Closing Price of a Share during an Averaging Period, as set forth in the table below. Each level of performance set forth in the table below is cumulative and may only be achieved once. The average Closing Price of a Share during an Averaging Period will be rounded down to the nearest whole cent.

Average Closing Price of a Share During an Averaging Period	Percentage of Target RSUs Earned
Less than $100.00	0%
At least $100.00	100%
At least $120.00	200%

For this purpose:
“Averaging Period” means a period of twenty (20) consecutive trading days during the Performance Period; and

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“Closing Price” means the closing price of a Share on the New York Stock Exchange or, if the Shares are not listed for trading on the New York Stock Exchange, the principal securities exchange on which the Shares are then listed for trading.
Notwithstanding the foregoing, upon the consummation of a Change in Control that results in the receipt of cash, stock or other consideration by the Company’s stockholders, then the number of RSUs that are earned at the time of the Change in Control will be determined in accordance with the table above, except that the per Share fair market value of cash, stock or other consideration received by the Company’s stockholders in connection with the Change in Control (the “Per Share Change in Control Amount”) will be substituted for the average Closing Price of a Share during an Averaging Period.
Additionally, upon the consummation of a Change in Control, whether or not the Change in Control results in the expiration of the Performance Period, if the Per Share Change in Control Amount or the average Closing Price of a Share during the Averaging Period that ends on the trading day immediately preceding the consummation of the Change in Control, as applicable, is greater than $100.00, but less than $120.00, then a prorated number of the RSUs that are earned based on the achievement of an average Closing Price of $120.00 per Share during an Averaging Period in the table above will be earned on an interpolated straight-line basis based upon the level of achievement at the time of the Change in Control, with 0% earned at $100.00 and 100% earned at $120.00.
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